                                                                    EXHIBIT 11.2
                                                                     PAGE 1 OF 2

                     GREYHOUND LINES, INC. AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE

                                                                                          THREE MONTHS ENDED
                                                                                          SEPTEMBER 30, 1995
                                                                                        -----------------------

PRIMARY EARNINGS PER SHARE

   Net income   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $   15,333,000
                                                                                           ==============

   Shares
       Weighted average number of common shares issued  . . . . . . . . . . . . . . . .        54,240,857
       Less weighted average treasury stock . . . . . . . . . . . . . . . . . . . . . .          (109,192)
       Assuming exercise of options reduced by the number of common shares which
          could have been purchased with the proceeds from exercise of such options . .         1,909,486
                                                                                           --------------
       Weighted average number of common shares outstanding, as adjusted  . . . . . . .        56,041,151
                                                                                           --------------

   Net income per share   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $         0.27
                                                                                           ==============


FULLY DILUTED EARNINGS PER SHARE

   Net income   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $   15,333,000
   Plus interest expense on Convertible Debentures  . . . . . . . . . . . . . . . . . .               ---  **
                                                                                           --------------
   Adjusted net  income   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $   15,333,000
                                                                                           ==============

   Shares
       Weighted average number of common shares issued  . . . . . . . . . . . . . . . .        54,240,857
       Less weighted average treasury stock . . . . . . . . . . . . . . . . . . . . . .          (109,192)
       Assuming exercise of options reduced by the number of common shares which
          could have been purchased with the proceeds from exercise of such options . .         1,909,486
       Assuming conversion of Convertible Debentures into shares of Common Stock  . . .               ---  **
                                                                                           --------------
       Weighted average number of common shares outstanding, as adjusted  . . . . . . .        56,041,151
                                                                                           --------------

   Net  income  per share   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $         0.27
                                                                                           ==============



** Not used in calculation of weighted average number of common shares due to the antidilutive effect of the assumed conversion of the Convertible Debentures.

                                                                    EXHIBIT 11.2
                                                                     PAGE 2 OF 2

                     GREYHOUND LINES, INC. AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE

                                                                                          NINE MONTHS ENDED
                                                                                          SEPTEMBER 30, 1995
                                                                                         ---------------------

PRIMARY LOSS PER SHARE

   Net loss     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $  (13,267,000)
                                                                                           ==============

   Shares
       Weighted average number of common shares issued  . . . . . . . . . . . . . . . .        53,531,288
       Less weighted average treasury stock . . . . . . . . . . . . . . . . . . . . . .          (109,192)
       Assuming exercise of options reduced by the number of common shares which
          could have been purchased with the proceeds from exercise of such options . .               ---  *
                                                                                           --------------
       Weighted average number of common shares outstanding, as adjusted  . . . . . . .        53,422,096
                                                                                           --------------

   Net loss per share   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $        (0.25)
                                                                                           ==============


FULLY DILUTED LOSS PER SHARE

   Net loss   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $  (13,267,000)
   Plus interest expense on Convertible Debentures  . . . . . . . . . . . . . . . . . .               ---  **
                                                                                           --------------
   Adjusted net  loss   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $  (13,267,000)
                                                                                           ==============

   Shares
       Weighted average number of common shares issued  . . . . . . . . . . . . . . . .        53,531,288
       Less weighted average treasury stock . . . . . . . . . . . . . . . . . . . . . .          (109,192)
       Assuming exercise of options reduced by the number of common shares which
          could have been purchased with the proceeds from exercise of such options . .               ---  *
       Assuming conversion of Convertible Debentures into shares of Common Stock  . . .               ---  **
                                                                                           --------------
       Weighted average number of common shares outstanding, as adjusted  . . . . . . .        53,422,096
                                                                                           --------------

   Net  loss  per share   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $        (0.25)
                                                                                           ==============




* Option exercises not considered in calculation as exercise would not have a dilutive effect.

** Not used in calculation of weighted average number of common shares due to the antidilutive effect of the assumed conversion of the Convertible Debentures.